UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2011

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Corporation’s Annual Meeting of Stockholders held on December 9, 2011, management Proposals 1, 2, 3 and 4 were approved. The results are as follows:

Proposal 1 — Approval of Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Aurelio Alemán-Bermúdez	151,789,095	140,805	37,002	13,735,109
Thomas M. Hagerty	151,681,909	233,301	51,692	13,735,109
Michael P. Harmon	151,675,462	244,230	47,210	13,735,109
Roberto R. Herencia	151,739,752	179,568	47,582	13,735,109
José Menéndez-Cortada	151,777,806	157,004	32,092	13,735,109
Hector M. Nevares-LaCosta	151,741,598	189,320	35,984	13,735,109
Fernando Rodríguez-Amaro	151,772,349	147,311	47,242	13,735,109
José F. Rodríguez-Perelló	151,769,916	156,816	40,170	13,735,109
Sharee Ann Umpierre-Catinchi	151,732,546	187,707	46,649	13,735,109

Proposal 2 — Approval of the First BanCorp 2008 Omnibus Incentive Plan, as amended (the “Plan”) to, among other things, increase the amount of shares of common stock, par value $0.10 per share, reserved for issuance under the Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
148,547,042	3,363,284	56,576	13,735,109

Proposal 3 — Approval of Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
149,169,416	308,526	2,488,960	13,735,109

Proposal 4 — Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for fiscal year 2011

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
162,572,410	3,019,514	110,087	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

December 13, 2011	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel